EXHIBIT 10.32

WYNN RESORTS, LIMITED

STOCK OPTION GRANT NOTICE

(2002 Stock Incentive Plan)

Wynn Resorts, Limited (the “Company”), pursuant to its 2002 Stock Incentive Plan (the “Plan”), hereby grants to Optionee the option to purchase the number of Shares of the Company set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth in this Grant Notice, the Stock Option Agreement (the “Option Agreement”) and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Optionee:
Date of Grant:
Number of Shares of Common Stock:		shares
Exercise Price Per Share:	$
Initial Vesting Date:
Type of Option

Vesting Schedule: Subject to the restrictions and limitations of the Option Agreement and the Plan, this Option shall vest and become exercisable

Additional Terms/Acknowledgements: The undersigned Optionee acknowledges receipt of, and has read and understands and agrees to, the Option Agreement and the Plan. Optionee further acknowledges that effective as of the Date of Grant, the Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the grant by the Company of the Option referred to in this Grant Notice. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Administrator upon any questions arising under the Plan.

WYNN RESORTS, LIMITED	OPTIONEE:

By:
[ ]
Name:
Date:
Its:

Date:

ATTACHMENTS: Stock Option Agreement and 2002 Stock Incentive Plan

SPOUSE OF OPTIONEE: Spouse has read and understands the Option Agreement and the Plan and is executing this Grant Notice to evidence Spouse’s consent and agreement to be bound by all of the terms and conditions of the Option Agreement and the Plan (including those relating to the appointment of the Optionee as agent for any interest that Spouse may have in the Option Shares).

Signature	Date

Optionee Address [please print]: